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                                                                   EXHIBIT 10(g)



                            PATENT LICENSE AGREEMENT

       THIS AGREEMENT made this the 15th day of May, 1991, by and between JEROME J. CONGLETON (herein called "Licensor") and THE CHAIRWORKS f/k/a CONGLETON CHAIR WORKS, INC. (herein called "Licensee").

       WHEREAS, Licensor is the owner of the entire right, title and interest in, to and under U.S. Patent Application Serial No. 541,093 and patent No. 4,552,404, entitled "Neutral Body Posture Chair", filed on October 12, 1983, and issued on November 12, 1985 (herein referred to as the "Patented Product");

       WHEREAS, Licensee is desirous of securing and Licensor is willing to grant an exclusive license to Licensee and one other Licensee (Neutral Posture Ergonomics, Inc.) under the patent to manufacture, use, sell and otherwise practice the Patented Product in its application to industrial, laboratory, and office chairs;

       NOW, THEREFORE, in consideration of the payment of ONE DOLLAR ($1.00) and other good and valuable consideration, including the execution of an Assignment of The Chairwork's rights, title and interest in said Patented Product to Licensor and the execution of a Settlement Agreement between Licensor and Licensee, the receipt of which is hereby acknowledged and confessed, and in consideration of the covenants and obligations hereinafter set forth to be well and truly performed, the parties hereby agree as follows:

       1. Licensor agrees to and does hereby grant to Licensee the sole and exclusive right and license, together with the license and rights granted to Neutral Posture Ergonomics, Inc. by Patent License Agreement which is executed contemporaneously herewith, to manufacture, use, sell, and otherwise practice the Patented Product in its application to industrial, laboratory, and office chairs.

       2. Licensee agrees to pay all costs related to prosecution, issuance and maintenance of the Patented Product in the areas in which this License Agreement is granted.

       3. This License is personal to Licensee and may not be assigned or transferred. In the event that Licensee attempts to assign or transfer this License Agreement, it shall be considered null and void and of no force and effect. Licensee shall not sublicense any third party to manufacture, use, sell or otherwise practice the Patented Product. In the event of a sale of all, or substantially all of the assets and/or outstanding stock of Licensee to a third party, this License Agreement shall be null and void and of no force and effect.

       4. Unless sooner terminated or by mutual agreement of the parties, this Agreement shall continue in full force and effect until the expiration of the Licensed Patent or any reissue, continuation or extension thereof.

       5. In the event of any adjudication of bankruptcy, appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of creditors or levy of execution directly
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involving Licensee, or in the event that Licensee is liquidated or disbanded for any reason, this Agreement shall thereupon forthwith terminate and no longer be of any further force and effect.

       6. Licensee agrees to use every reasonable endeavor to mark all apparatus embodying the invention with the number of patent thereon during the life of the patent.

       7. This License Agreement does not include application of the Patent to chairs or seating which are not intended for industrial, laboratory, and office use.

       8. This License Agreement shall be construed and performed in accordance with the laws of the State of Texas. This License Agreement is to be construed together with the Settlement Agreement and Assignment of Patent in order to express the intent of the parties.

                                           LICENSOR:


                                           /s/ JEROME J. CONGLETON
                                           -----------------------------------
                                           JEROME J. CONGLETON



                                           LICENSEE:
                                           THE CHAIRWORKS

                                       By: /s/ GALEN E. GREEN
                                           -----------------------------------